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Exhibit 5.01

[Letterhead of Fenwick & West LLP]

October 2, 2001

Silicon Image, Inc.
1060 East Arques Avenue
Sunnyvale, CA 94086

Ladies and Gentlemen:

    At your request, we have examined Amendment No. 1 to the Registration Statement on Form S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about September , 2001 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 6,444,046 shares of your Common Stock (the "Stock"), all of which will be sold by certain selling stockholders (the "Selling Stockholders").

    In rendering this opinion, we have examined the following:

(1)
your registration statement on Form 8-A filed with the Commission on July 30, 1999;

(2)
your annual report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Commission on April 2, 2001;

(3)
your quarterly reports on Form 10-Q for the quarter ended March 31, 2001, filed with the Commission on May 15, 2001, and for the quarter ended June 30, 2001, filed with the Commission on August 14, 2001;

(4)
your current reports on Form 8-K filed with the Commission on July 21, 200, filed with the Commission on June 20, 2001, as amended by a Form 8-K/A filed with the Commission on August 10, 2001, and filed with the Commission on July 20, 2001;

(5)
the Registration Statement, together with the exhibits filed as a part thereof or incorporated by reference therein;

(6)
the prospectus prepared in connection with the Registration Statement (the "Prospectus");

(7)
the Agreement and Plan of Reorganization dated June 1, 2001 among you, your wholly-owned subsidiary Duke Acquisition Corp., CMD Technology Inc. and certain shareholders of CMD Technology Inc.;

(8)
the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are relevant to the issuance of the Stock to the Selling Stockholders and the registration of the Stock pursuant to the Registration Statement that are contained in your minute books and the minute books of your predecessor, Silicon Image, Inc., a California corporation, that are in our possession;

(9)
electronic mails from your transfer agent regarding the number of shares outstanding as of August 31, 2001, and a list prepared by you and dated of even date herewith identifying all outstanding options, warrants and other rights to acquire your capital stock; and

(10)
a Management Certificate addressed to us and dated of even date herewith executed by you containing certain factual and other representations.

    In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals or copies of originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all natural persons executing the same and the due authorization, execution and delivery of all documents by all persons other than the Company where due authorization, execution and delivery are prerequisites to the effectiveness thereof..

    As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents and information referred to above, which examination we believe is sufficient to enable us to render this opinion. We have made no independent investigation or other attempt to verify the accuracy of any of such documents and information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

    We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and the Delaware General Corporation Law.

    In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have become effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock. We also assume you will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws, rules or regulations of the Commission or any other governmental body. However, we take no responsibility to monitor your future compliance with applicable laws, rules or regulations of the Commission or any other governmental body.

    Based upon the foregoing, it is our opinion that the up to 6,444,046 shares of Stock to be sold by the Selling Stockholders pursuant to the Registration Statement are validly issued, fully paid and nonassessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

Very truly yours,
/s/ Fenwick & West LLP
FENWICK & WEST LLP

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  Exhibit 5.01